COMPANY LOGO


                       VALHI DECLARES QUARTERLY DIVIDEND


          DALLAS, TEXAS . . . August 16, 1996 . . . Valhi, Inc. (NYSE:VHI) announced today that its Board of Directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on September 30, 1996 to stockholders of record at the close of business on September 12, 1996.


          Valhi, Inc. is engaged in the titanium dioxide pigments, refined sugar, building products and other industries.